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                                                                      Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT

                                                                                                State of
                                                                                              Incorporation
                                                                                              -------------
SouthTrust Corporation ..................................................................     Not Applicable
  SouthTrust of Alabama, Inc. ...........................................................        Alabama
    SouthTrust Bank, N.A. ...............................................................          (1)
      SouthTrust Mortgage Corporation ...................................................        Delaware
      SC Realty, Inc. ...................................................................        Delaware
      Magic City, Inc. ..................................................................        Delaware
        Magic City Three, Inc. ..........................................................        Delaware
      SouthTrust Capital Funding Corporation ............................................        Delaware
      SouthTrust Mobile Services Funding Corporation ....................................        Alabama
      SouthTrust Insurance, Inc. ........................................................        Alabama
      First State Service Corporation ...................................................     North Carolina
      SouthTrust Capital Management, Inc. ...............................................     North Carolina
      SouthTrust Asset Management Company of the Carolinas, Inc. ........................     North Carolina
      SouthTrust Asset Management Company of Georgia, N.A. ..............................          (1)
      Dekalb Finance Subsidiary, Inc. ...................................................        Georgia
      SouthTrust Insurance of Georgia, Inc. .............................................        Georgia
      Minority Business Development Corporation .........................................        Georgia
      SouthTrust Development Corporation ................................................        Georgia
      SouthTrust Asset Management Company of Florida, N.A. ..............................          (1)
      Central Pinellas Homes, Inc. ......................................................        Florida
      Holmes Capital Corporation ........................................................        Florida
  SouthTrust Life Insurance Company .....................................................        Arizona
  SouthTrust Insurance Agency, Inc. .....................................................        Alabama
  Southern Financial Advisors, Inc. .....................................................        Alabama
  SouthTrust Securities, Inc. ...........................................................        Delaware
  SouthTrust Community Reinvestment Corp. ...............................................        Alabama


(1) National Banks are chartered under the laws of the United States.